UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): March 22, 2021

UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 3rd Street

San Francisco, California 94158

(Address of principal executive Offices, including zip code)

(415) 612-8582

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2021, the Board of Directors (the “Board”) of Uber Technologies, Inc. (the “Company”), appointed Alexander Wynaendts to the Board.

Mr. Wynaendts, 60, has served on the board of directors of Citigroup Inc. since 2019 and has served on the board of directors of Air France-KLM SA since 2016. From 2008 to May 2020, Mr. Wynaendts served as CEO and Chairman of the Management and Executive Boards of Aegon NV, one of the world's leading providers of life insurance, pensions and asset management, where he simplified and refocused the business, led significant restructurings in its key markets, expanded Aegon's business in Asia and in Continental Europe and transformed Aegon into a technology driven and agile business, allowing the company to put its purpose of helping people take responsibility for their financial future at the heart of the business. From April 2007 to May 2008, Mr. Wynaendts was Chief Operating Officer at Aegon. He was appointed as a member of Aegon's Executive Board in 2003, overseeing the company's international growth strategy. In 1997, Mr. Wynaendts joined Aegon as Senior Vice President for Group Business Development. Mr. Wynaendts began his career in 1984 with ABN AMRO Bank, working in Amsterdam and London in the Dutch bank's capital markets, asset management, corporate finance and private banking operations. Mr. Wynaendts currently serves as Chair of the Supervisory Board of Uber Payments B.V. (“UPBV”), the Company’s indirect subsidiary in the Netherlands. UPBV holds an e-money license from the Dutch Central Bank and processes payments for the Company’s operations in Europe.

Mr. Wynaendts was nominated to serve on the Company’s board of directors principally based on his extensive global financial services, regulatory and operational experience, including serving as both chief executive officer and chief operating officer of Aegon, a global provider of life insurance, pensions and asset management and his extensive government, policy and regulatory experience.

The Board has appointed Mr. Wynaendts to serve on the Audit Committee.

For his service on the Company’s Board, Mr. Wynaendts will participate in the Company’s previously disclosed compensation program for non-employee directors, pursuant to which he will receive (i) a $50,000 annual cash retainer and (ii) a grant of restricted stock units vesting December 31, 2021, with a fair value of $250,000, each as prorated for his partial year of service. He is also entitled to a cash retainer in connection with his service on the Audit Committee.

There is no arrangement between Mr. Wynaendts and any person pursuant to which he was selected as director. Mr. Wynaendts has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	The cover page of this Current Report on Form 8-K is formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Dated: March 22, 2021	By:	/s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer